                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report:  September 14, 1995



                       NORTH AMERICAN BIOLOGICALS, INC.
          ----------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       Delaware                    0-4829-03                    59-1212264
--------------------------        -----------               ------------------
 (State of incorporation          (Commission                 (IRS Employer
    or organization)              File Number)              Identification No.)


   5800 Park of Commerce Boulevard, N.W., Boca Raton, FL           02173
   -----------------------------------------------------       ------------
        (Address of principal executive offices)                (Zip Code)


     Registrant's telephone number, including area code:   (407) 989-5800
     --------------------------------------------------------------------


                                      N/A
----------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)
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Item 5.  Other Events.
         -------------

     North American Biologicals, Inc. ("NABI") and Univax Biologics, Inc. ("Univax") have entered into an Agreement and Plan of Merger dated as of August 28, 1995 (the "Merger Agreement") pursuant to which Univax will merge with and into NABI in a tax-free, stock-for-stock transaction (the "Merger"). Under the terms of the Merger Agreement, approved by the Boards of Directors of both companies, each outstanding share of Univax common stock will be converted into and represent the right to receive .79 share of NABI common stock, par value $0.01 per share (the "NABI Common Stock"), and each share of Univax preferred stock will be entitled to receive, pursuant to the terms of Univax's Certificate of Incorporation, such number of shares of NABI Common Stock as is determined by dividing $9.95 by the closing price of NABI Common Stock on the date on which the effective time of the Merger occurs. No fractional shares of NABI Common Stock will be issued by NABI in the Merger. The Merger will be treated as a pooling of interests for financial reporting purposes.

     In connection with the Merger, NABI's Restated Certificate of Incorporation will be amended to increase the number of shares of NABI Common Stock authorized for issuance from 50,000,000 to 75,000,000 shares.

          The transaction requires the approval of the stockholders of both companies, consent of NABI's lender, expiration of governmental notification periods as well as the receipt of customary opinions with respect to the tax and accounting treatment of the transaction.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              NORTH AMERICAN BIOLOGICALS, INC.


                              By:  /s/  Alfred J. Fernandez
                                   ----------------------------------------
                                      Alfred J. Fernandez
                                      Vice President, Finance and
                                      Chief Financial Officer

Date:     September 14, 1995


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